Exhibit 1.2

FINANCIAL ADVISORY SERVICES AGREEMENT

Central Federal Corporation

(a Delaware corporation)

Up to 30,000,000 Shares of Common Stock

Including Subscription Rights to Purchase up to 24,965,000 Shares of Common Stock

            , 2011

ParaCap Group LLC

Suite 250

6150 Parkland Blvd.

Cleveland, Ohio 44124

Ladies and Gentlemen:

Central Federal Corporation, a Delaware corporation (the “Company”) hereby confirms the agreement with ParaCap Group LLC (the “Financial Advisor”), subject to the terms and conditions set forth below, with respect to the proposed distribution by the Company to its shareholders of rights entitling their holders to subscribe for shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

Section 1. The Offering The Company is distributing, at no charge, subscription rights to purchase shares of Common Stock to the holders of record of its Common Stock (a “Record Date Shareholder”) at 5:00 p.m. Eastern Time, on             , 2011 (the “Record Date”) and, subject to the rights of such holders described below, to certain other purchasers on a standby basis. Each Record Date Shareholder will receive one nontransferable subscription right (a “Right”) for every share of Common Stock held of record at the close of business on the Record Date. Each Right will entitle the holder thereof to subscribe for a certain number of shares of Common Stock (the “Underlying Shares”) at $1.00 per share (the “Subscription Price”) (the “Basic Subscription Privilege”). Each Record Date Shareholder who exercises in full its Basic Subscription Privilege will also be eligible to subscribe at the Subscription Price for shares of Common Stock not otherwise purchased pursuant to the exercise of the Basic Subscription Privilege up to the total number of Underlying Shares, subject to availability, proration and reduction by the Company in certain circumstances and, in all instances, to a limit on ownership of the Common Stock (the “Over-Subscription Privilege”). The offer and sale of the Underlying Shares pursuant to the exercise of the Basic Subscription Privilege and the Over-Subscription Privilege are referred to herein as the “Rights Offering.”

The Company has separately entered into a “Standby Purchase Agreement” with certain standby purchasers, (the “Standby Purchasers”). Pursuant to the Standby Purchase Agreements, the Standby Purchasers have agreed to acquire from us, at the subscription price of $1.00 per share, a total of 5,035,000 shares of common stock. The Standby Purchasers have conditioned their purchase of shares of Common Stock upon the receipt by the Company of $16.5 million in net proceeds from the Rights Offering and the Public Reoffer (as defined below), if any.

The Company may offer any shares of Common Stock that remain unsubscribed in the Rights Offering at the expiration of the Rights Offering to the public at the Subscription Price per share (the “Public Reoffer”). Any offering of shares of Common Stock in the Public Reoffer shall be on a best efforts (and not an underwritten) basis. The Public Reoffer, if any, shall terminate on             , 2011. The Rights Offering, the offering to the Standby Purchasers, and the Public Reoffer are together referred to herein as the “Stock Offering,” and the Underlying Shares and the shares of Common Stock sold to the Standby Purchasers, and to the public in the Public Reoffer are collectively referred to herein as the “Securities.”

All purchasers of Common Stock in the Stock Offering will receive, without additional charge, one warrant to purchase one additional share of Common Stock for each four shares purchased in the Stock Offering (each a “Warrant” and collectively the “Warrants”). The warrants will be exercisable for three years from the completion of the Stock Offering at an exercise price of $1.00 per share. The warrants will not be transferrable, no fractional warrants will be issued, and the number of warrants issued will be rounded down.

In connection with the Stock Offering, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-                    ) including the related preliminary prospectus or prospectuses covering the registration of the Securities under the Securities Act of 1933, as amended (the “Securities

Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits, and the schedules thereto, if any, and any documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act at the time it became effective and including the Rule 430A Information, is herein called the “Registration Statement.” The final prospectus, including the preliminary prospectus, and any documents incorporated by reference therein, in the form first furnished to the Financial Advisor for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

Section 2. Appointment of Financial Advisor. Subject to the terms and conditions of this Agreement, the Company hereby appoints the Financial Advisor as its financial advisor and information agent in connection with the rights offering and the offering to the Standby Purchasers, and in identifying and managing one or more qualifying broker-dealers to act as a selling group in connection with the Public Reoffer, if any. It is acknowledged by the Company that neither the Financial Advisor nor any such qualifying broker-dealers shall be obligated to purchase any shares of Common Stock, Rights, or Securities and shall not be obligated to take any action that is inconsistent with any applicable law, regulation, licensure requirements, decision or order.

The Company and the Financial Advisor agree that the Financial Advisor is an independent contractor with respect to its participation in the offering to the Standby Purchasers and the Rights Offering contemplated by this Agreement and the performance of any other financial advisory services to the Company contemplated by this Agreement or otherwise.

In rendering the services contemplated by this Agreement, the Financial Advisor will not be subject to any liability to the Company or any of its affiliates for any act or omission on the part of any securities broker or dealer (other than the Financial Advisor or employees of the Financial Advisor) or any other person, and the Financial Advisor will not be liable for acts or omissions in performing its obligations under this Agreement, except to the extent set forth in Sections 10 and 11, below.

Section 3. Subsequent Agreements With The Standby Purchasers The Company agrees to use its best efforts to provide in the Standby Purchase Agreements and in any subsequent agreements entered into with selected broker-dealer(s) in connection with the Public Reoffer that the Financial Advisor and the broker-dealer(s) that act as a selling group for the Public Reoffer each will be permitted to rely as a third party beneficiary on any representations, warranties, agreements, covenants and other provisions, including opinions of counsel (in each case relating to the applicable Standby Purchaser) contained in the Standby Purchase Agreements.

Section 4. Fees In addition to the expenses specified in Section 8 hereof, as compensation for the Financial Advisor’s services under this Agreement, the Financial Advisor has received or will receive the following fees from the Company; provided, however, notwithstanding anything to the contrary in this Agreement or the Letter Agreement (as defined below), in the event the Stock Offering is not completed the Financial Advisor will receive only a reimbursement of out-of-pocket accountable expenses actually incurred (which in no event will exceed $100,000) and fees with respect to Structuring Services (as defined below) that have been actually performed by the Financial Advisor.

(a) Advisory fees, in consideration for the Financial Advisor’s work in advising the Company with respect to potential structuring alternatives for the Company’s proposed capital-raising transactions (collectively “Structuring Services”), equal to (i) $15,000 paid as an advance upon the execution of the letter agreement, dated August 19, 2010, by and between the Company and the Financial Advisor (the “Letter Agreement”), and (ii) $15,000 payable on the 30th day of each month (with respect to Structuring Services actually performed during such month) during the term of the Letter Agreement, commencing on August 30, 2010 (the fees described in clauses (i) and (ii), collectively, the “Structuring Advisory Fees”). The Company confirms that all Structuring Advisory Fees are payable in respect of Structuring Services actually performed by the Financial Advisor.

(b) An advisory fee (i) of up to 1.50% (150 basis points) of the aggregate dollar amount of the Common Stock sold to existing stockholders in the Rights Offering; (ii) 5.50% (550 basis points) of the aggregate dollar amount of the Common Stock sold through the exercise of over-subscription rights; (iii) 2.75% (275 basis points) of the aggregate dollar amount of the Common Stock sold in the Public Reoffer, if any (with an additional 2.75% (275 basis points) being paid by the Company to selected broker-dealer(s) in the Public Reoffer, if any; (iv) 1.00% (100 basis points) of the aggregate dollar amount of the Common Stock sold to members of the Board of Directors or employees of the Company or the Bank (as defined below); and (v) $200,000 for advisory services in connection with structuring arrangements with the Standby Purchasers (clauses (i) through (v), collectively, the “Transaction Advisory Fee”). The Transaction Advisory Fee will be reduced by an amount equal to the aggregate amount of Structuring Advisory Fees that were paid prior to the payment of the Transaction Advisory Fee.

(c) In addition, if requested by the board of directors of the Company (the “Board of Directors”) or a special committee of the Board of Directors (the “Special Committee”), the Financial Advisor shall render an opinion to the Board of Directors or the Special Committee as to the fairness, from a financial point of view, to the Company of financial terms of the Rights Offering (an “Opinion”). It is understood that an Opinion will be dated as of a date reasonably proximate to the closing of the Rights Offering and will be subject to such qualifications and assumptions as the Financial Advisor deems necessary or advisable in its professional judgment. It is further understood that, if an Opinion is requested to be included in the Registration Statement or Prospectus relating to the Rights Offering and the Financial Advisor consents to such inclusion, the Opinion will be reproduced in such Registration Statement and Prospectus in full, and any description of or reference to the Financial Advisor or summary of the Opinion in such Registration Statement and Prospectus will be in a form reasonably acceptable to the Financial Advisor and its counsel and consistent with similar descriptions or references in transactions of this type. In rendering an Opinion, the Financial Advisor will direct its advice solely to the Board of Directors or Special Committee, as applicable, and such advice will not constitute a recommendation whether or not any shareholder of the Company should exercise any rights received in connection with the Rights Offering. An Opinion will not be reproduced, summarized, described or referred to without the Financial Advisor’s prior written consent.

In consideration for the Financial Advisor rendering the Opinion, the Company shall pay the Financial Advisor a fee of $75,000, payable upon delivery of the Financial Advisor’s Opinion (the “Opinion Fee”), if such Opinion is requested by the Company. The Opinion Fee shall be earned when paid and shall be nonrefundable, even in the event that the Financial Advisor is unable to provide its opinion that the financial terms of the Rights Offering are fair, from a financial point of view, to the Company, or if the Company or any other party determines not to proceed with the subject Rights Offering.

In compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110(f)(2)(C), the Financial Advisor will not receive any payment of fees or reimbursement of expenses prior to the commencement of the Stock Offering, except a reasonable advance against out-of-pocket accountable expenses actually anticipated to be incurred by the Financial Advisor (which in no event will exceed $100,000), which advance will be reimbursed to the Company to the extent not actually incurred and provided that the Financial Advisor may receive payment for applicable Structuring Advisory Fees for Structuring Services that were actually performed by the Financial Advisor. The Structuring Advisory Fees, the Transaction Advisory Fee and the Opinion Fee are non-negotiable and, except as provided in paragraph (b) of this Section 4, are not subject to any reduction, set-off, counterclaim or refund for any reason.

If this Agreement is terminated in accordance with the provisions of Section 9 or 13 hereof or the sale of the Securities is not consummated, notwithstanding anything to the contrary in this Agreement or the Letter Agreement, the Financial Advisor will receive only the Opinion Fee (if applicable), the Structuring Advisory Fees, and a reimbursement of out-of-pocket accountable expenses actually incurred; provided, however, that the amount of expenses to be reimbursed shall not exceed, in the aggregate, $100,000.

Section 5. Closing If at least the minimum number of Securities, as disclosed on the cover of the Prospectus, is sold, the Company agrees to issue or have issued the Securities sold and to deliver the certificates, or other evidence, for such Securities at the Closing Times (as defined below) against payment therefor by release of funds from the Subscription Agent, Registrar and Transfer Company (the “Initial Closing”). In addition, the Public Reoffer shall expire at the earlier of 5:00 p.m. Eastern Time, on             , 2011 or the date on which the Company shall have accepted subscriptions for all shares of Common Stock remaining for purchase as reflected in the Prospectus Supplement (the “Reoffer Closing”). The Initial Closing shall be held at the offices of Silver, Freedman & Taff, L.L.P. in Washington, D.C., at 10:00 a.m., Eastern Time, or at such other place and time as shall be agreed upon by the parties hereto. At the Initial Closing, the Company shall deliver to the Financial Advisor by wire transfer in same-day funds the commissions, fees and expenses owing to the Financial Advisor as set forth in Sections 4 and 8 hereof and the opinions required hereby, and other documents deemed reasonably necessary by the Financial Advisor shall be executed and delivered to effect the Stock Offering and the issuance of the Securities as contemplated hereby and pursuant to the terms of the Prospectus. The Company shall notify the Financial Advisor by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates or other evidence of the Securities shall be delivered directly to the purchasers thereof in accordance with their instructions. The date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Initial Closing Date.” The hour on the Closing Date at which the Company shall release for delivery all of the Securities in accordance with the terms hereof is called the “Initial Closing Time.” The date upon which the Company shall release for delivery all of the Securities, in accordance with the terms of the Public Reoffer, is herein called the “Reoffer Closing Date.” The hour on the Reoffer Closing Date at which the Company shall release for delivery all of the Securities in connection with the Public Reoffer and in accordance with the terms hereof is called the “Reoffer Closing Time” and, together with the Initial Closing Time, the “Closing Times”)

Section 6. Representations and Warranties of the Company

The Company represents and warrants to the Financial Advisor on each of the date hereof, the Initial Closing Date and the Reoffer Closing Date that:

(a) The Company has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to distribute the Rights and issue and sell the Securities as provided herein and as described in the Prospectus. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been validly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Financial Advisor, is a valid, legal and binding obligation of the Company enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions insured by the Federal Deposit Insurance Corporation (“FDIC”) (including the laws relating to the rights of the contracting parties to equitable remedies) (the “Bankruptcy and Equitable Relief Exception”).

(b) The agreement by and between the Company and the Escrow Agent, Registrar and Transfer Company (the “Escrow Agent”), (the “Escrow Agreement”) has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Escrow Agent, constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that such enforceability may be limited by the Bankruptcy and Equitable Relief Exception.

(c) [Reserved.]

(d) The Registration Statement was declared effective by the Commission on             , 2011 and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the Securities Act and the Securities Act Regulations, and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 10 hereof) authorized by the Company for use in connection with the Stock Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or 424(c) Prospectus was filed with the Commission and at the Closing Times referred to in Section 5, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any Blue Sky Application or any Sales Information authorized by the Company for use in connection with the Stock Offering, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(d) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Financial Advisor expressly regarding the Financial Advisor for use under the caption “Plan of Distribution”, in the Prospectus (the “Financial Advisor Information”).

(e) At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of

Rule 164(h)(2) of the Securities Act Regulations) of the Securities and at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”). At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the Securities Act Regulations, the Company met the conditions required by Rules 164 and 433 of the Securities Act Regulations (“Rule 433”) for the use of a free writing prospectus. If required to be filed, the Company has timely filed or will timely file any issuer free writing prospectus related to the offered Securities at the time it is required to be filed under Rule 433 and, if not required to be filed, will retain such free writing prospectus in the Company’s records pursuant to Rule 433(g) and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities, the Company will file or retain such free writing prospectus as required by Rule 433.

(f) As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer- Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Securities or any Issuer-Represented Free Writing Prospectus based upon and in conformity with the Financial Advisor Information. As used in this paragraph and elsewhere in this Agreement:

(i) “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Securities.

(ii) “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h), relating to the offered Securities that is required to be filed with the Commission by the Company or required to be filed with the Commission. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the Securities Act.

(iii) “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

(iv) “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the Commission.

(v) “Statutory Prospectus,” as of any time, means the Prospectus relating to the offered Securities that is included in the Registration Statement relating to the offered Securities immediately prior to that time, including any document incorporated by reference therein.

(g) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Stock Offering and sale of the offered Securities or until any earlier date that the Company notified or notifies the Financial Advisor (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or General Disclosure Package relating to the offered Securities; provided, however this sentence shall not apply to statements or omissions made in reliance upon and in conformity with the Financial Advisor Information. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or General Disclosure Package relating to the offered Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Financial Advisor so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act

Regulations or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued, at the Applicable Time and at the Closing Times referred to in Section 5 hereof, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) To the knowledge of the Company, Crowe Horwath LLP, the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus is an independent registered public accounting firm with the Public Company Accounting Oversight Board as required by the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations. With respect to the Company, Crowe Horwath LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(j) The consolidated financial statements of the Company, together with the related schedules and notes, included in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial condition and results of operations of the Company and its consolidated subsidiaries (including CFBank (the “Bank”)) at the dates indicated and the periods specified on its balance sheet, income statement, statements of changes in stockholders’ equity and statements of cash flows. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X and accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis during the periods presented, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, the Exchange Act Regulations and Item 10 of Regulation S-K of the Securities Act Regulations.

(k) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, and except as described in or specifically contemplated by the Prospectus and the General Disclosure Package: (i) the Company and its subsidiaries (including the Bank) have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction whether or not arising in the ordinary course of business or that could result in a material reduction in the future earnings of the Company and its subsidiaries (including the Bank) (taken as a whole); (ii) there has not been any material increase in the long-term debt of the Company and its subsidiaries (including the Bank) (taken as a whole) or in the aggregate dollar or principal amount of the Company’s and its subsidiaries (including the Bank) (taken as a whole) assets that are classified as substandard, doubtful or loss or loans that are 90 days or more past due or real estate acquired by foreclosure; (iii) there has not been any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, or operations of the Company and its subsidiaries (including the Bank) on a consolidated basis (a “Material Adverse Effect”) on the aggregate dollar amount of the Company’s and its subsidiaries’ (including the Bank) (taken as a whole) deposits or net income; (iv) there has been no material adverse change in the Company’s and its subsidiaries’ (including the Bank) relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company’s or its subsidiaries’ (including the Bank) fidelity bond or any other type of insurance coverage; (v) there has been no material change in management of the Company or its subsidiaries (including the Bank); (vi) the Company and its subsidiaries (including the Bank) have not sustained any material loss or interference with their respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries (including the Bank) are not in default in the payment of principal or interest on any outstanding debt obligations; and (viii) there has not been any change in the capital stock of the Company or its subsidiaries (including the Bank).

(l) The Company is a registered savings and loan holding company under the Home Owners’ Loan Act, as amended (“HOLA”), has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as described in the General Disclosure Package and the Prospectus, and is qualified to transact business and is in good standing in each jurisdiction in which the conduct of business requires such qualification unless the failure to qualify in one or more of such jurisdictions would not have a Material Adverse Effect. The Company and the Bank have obtained all licenses, permits and other governmental authorizations required for the conduct of each of their respective businesses, except those that individually or in the aggregate would not have a Material Adverse Effect; and all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in compliance therewith in all material respects.

(m) Each direct or indirect subsidiary of the Company, other than the Bank, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing (singly or in the aggregate) would not result in a Material Adverse Effect. The Bank is a duly organized and validly existing federally-chartered stock savings bank chartered under the laws of the United States. All of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries (including the Bank), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Company or any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

(n) The deposit accounts of the Bank are insured by the FDIC to the legal maximum, and the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the Company’s knowledge, threatened. The Bank is a member of the Federal Home Loan Bank of Cincinnati.

(o) The Securities have been duly authorized for issuance and sale as provided herein and as described in the General Disclosure Package and the Prospectus, the Company has a duly authorized and outstanding capitalization as set forth under “Capitalization” in the General Disclosure Package and the Prospectus, and all the issued and outstanding shares of capital stock are, and the Securities when issued, delivered and paid for as described in the General Disclosure Package and the Prospectus will be, validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership of them; the issuance of the Securities is not subject to preemptive or other similar rights; and the terms and provisions of the Securities will conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. Upon issuance of the Securities sold, good title to the Securities will be transferred from the Company to the purchasers of Common Stock against payment therefor as set forth in the General Disclosure Package and Prospectus and any applicable certificates used to evidence the Securities will be in due and proper form.

(p) Except as set forth in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries (including the Bank) is in violation of their respective articles of incorporation or charter or their respective bylaws, or in material breach or default in the performance or observance of any obligation, agreement, covenant, or condition contained in any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any subsidiary (including the Bank) is a party or by which they, or any of their respective property, may be bound (collectively, “Agreements and Instruments”) that would result in a Material Adverse Effect and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries (including the Bank) as defined in the Agreements and Instruments or that, with notice or lapse of time or both, would constitute such an event of default that individually or in the aggregate would result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Escrow Agreement, and the consummation of the transactions contemplated by this Agreement, the Escrow Agreement, and in the Registration Statement (including, without limitation, the distribution of the Rights and the allotment, issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Bank, as applicable, with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary (including the Bank) pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults, Repayment Events, or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or charter or bylaws of the Company or any subsidiary (including the Bank) or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary (including the Bank) or any of their assets, properties or operations except for violations that would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary (including the Bank).

(q) Except as disclosed in the General Disclosure Package and the Prospectus, no enforcement proceeding, whether formal or informal, has been commenced against the Company or any of its subsidiaries (including the Bank) by the Office of Thrift Supervision (“OTS”) or FDIC or, to the Company’s and its subsidiaries’ (including the Bank) knowledge any other governmental authority, nor have any such proceedings been instituted, or threatened or recommended. Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries (including the Bank) are not in violation of any directive from the OTS, the FDIC, or any other agency that has directed the Company or any of its subsidiaries (including the Bank) to make any material change in the method of conducting their respective businesses; except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries (including the Bank) have conducted and are conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the Commission and the FDIC (including the Order to Cease and Desist dated May 25, 2011 issued against the Company and the Order to Cease and Desist, dated May 25, 2011 issued against the Bank)), and there is no legal or regulatory action, injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries (including the Bank) is or may be a party or of which property owned or leased by the Company or any of its subsidiaries (including the Bank) is or may be the subject, or related to environmental, discrimination or financial regulatory matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or are likely to result in a Material Adverse Effect.

(r) No labor dispute with the employees of the Company or any subsidiary (including the Bank) exists or, to the knowledge of the Company and the Bank, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company or any of its subsidiaries (including the Bank) principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(s) The Company has or its subsidiaries (including the Bank) have good and marketable title to all their properties and assets, free and clear of all liens, charges, encumbrances or restrictions, except such as do not materially adversely affect the value of such properties and assets and do not interfere with the use made or proposed to be made of such properties and assets by the Company and its subsidiaries (including the Bank); all of the leases and subleases material to the business of the Company or its subsidiaries (including the Bank) or under which the Company and its subsidiaries (including the Bank) hold properties described in the General Disclosure Package and the Prospectus are in full force and effect; and the Company has or its subsidiaries (including the Bank) have no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries (including the Bank) as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or materially affecting or questioning the rights of the Company or its subsidiaries (including the Bank) to the continued possession of the leased or subleased premises under any such lease or sublease. Except as disclosed in the General Disclosure Package and the Prospectus and other than such leases and properties as are immaterial in the aggregate, the Company or its subsidiaries (including the Bank) owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

(t) The Company and its subsidiaries (including the Bank) have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries (including the Bank) have no knowledge of any material infringement by them of trademarks, trade names, patent rights, copyrights, licenses, trade secrets or other similar rights of others, and, to the Company’s and its subsidiaries’ (including the Bank) knowledge, there is no claim being made against the Company or any of its subsidiaries (including the Bank) regarding trademark, trade name, patent, copyright, license, trade secret or other infringement that could, individually or in the aggregate, have a Material Adverse Effect.

(u) The Company and the Bank have timely filed or requested an extension of all required federal, state and local tax returns, have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities, and no deficiency has been asserted with respect thereto by any taxing authority.

(v) The statistical and market related data contained in the General Disclosure Package, the Prospectus and the Registration Statement are based on or derived from sources that the Company believes are reliable and accurate.

(w) The Company and each of its subsidiaries (including the Bank) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x) The Company and its subsidiaries (including the Bank) maintain disclosure controls and procedures (as such term is defined in Rules 13a- 15(e) and 15d-15(e) under the Exchange Act) and internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act). Since the end of the Company’s most recent audited fiscal year, the Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors have not been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; or any (iii) change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) and 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act.

(z) Except for the consents required by the OCC and FINRA, and the approval of the Board of Governors of the Federal Reserve System (the “FRB”) in connection with the Standby Purchasers, all of which have been or will be obtained, no approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution, delivery and performance of this Agreement or the Escrow Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement or by the Escrow Agreement, including, without limitation, the distribution of the Rights and the allotment, issue and sale of the Common Stock, except those that have been obtained and those that may be required under the Securities Act, the Securities Act Regulations or under state securities laws or Blue Sky laws of the various states in which the Securities are to be offered.

(aa) Other than as disclosed in the General Disclosure Package and the Prospectus, the Company has not: (i) issued any securities within the last 18 months (except for notes to evidence bank loans or other liabilities in the ordinary course of business); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any other member of FINRA, or any person related to or associated with another member, other than discussions and meetings relating to the Stock Offering and purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) engaged any intermediary between the Financial Advisor and the Company in connection with the Stock Offering, and no person is being compensated in any manner for such services; or (iv) entered into a financial or management consulting agreement except for the Letter Agreement and as contemplated hereunder.

(bb) There are no material contracts or other documents that are required to be described in the General Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations that have not been described in the General Disclosure Package and the Prospectus and filed as exhibits to the Registration Statement or incorporated in the Registration Statement by reference as permitted by the Securities Act Regulations; the contracts so described in the General Disclosure Package and the Prospectus are in full force and effect on the date hereof; the descriptions thereof or references thereto are correct in all material respects; and neither the Company nor any of its subsidiaries (including the Bank), nor, to the knowledge of the Company, any other party is in breach of or default under any of such contracts.

(cc) Neither the Company nor any of its subsidiaries (including the Bank) nor, to the knowledge of the Company, any director, officer, Financial Advisor, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries (including the Bank) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(dd) Except as described in the General Disclosure Package and the Prospectus, the Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder, and the corporate governance and other rules and requirements of the Nasdaq Capital Market and will comply in all material respects with any such provisions that will become effective in the future upon their effectiveness. The Bank complies in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

(ee) The Company has not relied upon the Financial Advisor or its counsel for any legal, tax or accounting advice in connection with the Stock Offering.

(ff) The Company and its subsidiaries (including the Bank) comply in all material respects with all laws, rules and regulations relating to environmental protection, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the knowledge of the Company, threatened against the Company relating to environmental protection, nor does the Company or its subsidiaries (including the Bank) have any reason to believe any such proceedings may be brought against any of them; and, to the knowledge of the Company, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by the Company or its subsidiaries (including the Bank) or in which the Company or its subsidiaries (including the Bank) have a security interest, unless such disposal, release or discharge would not have a Material Adverse Effect.

(gg) The Company and each of it subsidiaries (including the Bank) or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of it subsidiaries (including the Bank) or ERISA Affiliates would have any liability after the date of this Agreement; the Company and each of its subsidiaries (including the Bank) or their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries (including the Bank) or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing as occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary (including the Bank), any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary (including the Bank) is a member.

(hh) All of the loans represented as assets on the most recent financial statements or selected financial information of the Bank and the Company included in the General Disclosure Package or the Prospectus comply with or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

(ii) The Company and its subsidiaries (including the Bank) maintain insurance of the type and in the amount generally deemed adequate for their respective businesses, including, but not limited to, general liability insurance, fidelity bond insurance and insurance covering real and personal property owned or leased by the Company or its subsidiaries (including the Bank) against theft, forgery, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(jj) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(kk) The Company has not distributed and, prior to the later to occur of (i) the Closing Times and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the Securities Act and the Securities Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus, any free writing prospectus or any prospectus supplement, if any, permitted by the Securities Act or by the Securities Act Regulations.

(ll) Neither the Company nor any of its subsidiaries (including the Bank) has participated in any reportable transaction, as defined in 26 C.F.R. § 1.6011-4 (b)(1).

(mm) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries (including the Bank) or for the account of a customer of the Company or one of its subsidiaries (including the Bank), were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. Except as set forth in the Prospectus, the Company and each of its subsidiaries (including the Bank) have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except for such breaches, violations, defaults, allegations or assertions that, individually or in the aggregate, would not result in a Material Adverse Effect.

(nn) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary (including the Bank) any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(oo) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries (including the Bank), on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries (including the Bank), on the other, that is required by the Securities Act or by Securities Act Regulations to be described in the Registration Statement and/or the General Disclosure Package and the Prospectus and that is not so described. Any certificates signed by an officer of the Company and delivered to the Financial Advisor or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Company to the Financial Advisor as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 9(b)(i) will also be furnished to the Financial Advisor and its counsel and shall be deemed to be additional representations and warranties by the Company to the Financial Advisor as to the matters covered thereby and the Financial Advisor and its counsel are entitled to rely thereon.

Section 7. Covenants of the Company The Company hereby covenants with the Financial Advisor as follows:

(a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement (including any Issuer-Represented Free Writing Prospectus, Issuer-Represented General Free Writing Prospectus or Issuer- Represented Limited-Use Free Writing Prospectus) without providing the Financial Advisor and its counsel an opportunity to review and comment on such amendment or file any amendment or supplement to which amendment the Financial Advisor or its counsel shall reasonably object. The Company will furnish promptly to the Financial Advisor and its counsel copies of all correspondence from the Commission with respect to the Registration Statement, including the documents incorporated therein, and the Company’s responses thereto.

(b) The Company represents and agrees that, unless it obtains the prior consent of the Financial Advisor, and the Financial Advisor represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the offered Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Financial Advisor is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to Clause (a) of Section 2(a)(10) of the Securities Act without regard to Rule 172 or 173 of the Securities Act Regulations.

(c) The Company, subject to Section 7(a), will comply with the requirements of Rule 430A of the Securities Act Regulations and will notify the Financial Advisor immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(d) The Company will comply with terms, conditions, requirements and provisions with respect to any agreement entered into by the Company and the Standby Purchasers, subject to the waiver of any provision as provided in the Standby Purchase Agreements.

(e) The Company will refrain during a period of 180 days after the consummation of all sales of Common Stock in the Stock Offering (such 180 day period being referred to herein as the “Lock-Up Period”), without the prior written consent of the Financial Advisor, from (i) offering, pledging, selling, contracting to sell, or selling any option, warrant, or contract to purchase, purchasing any option, warrant, or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any security convertible into or exchangeable for Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The Company shall also cause the Standby Purchasers who are to become directors of the Company, and the current executive officers and directors of the Company, to furnish to the Financial Advisor, on or prior to the date hereof, a letter or letters, in form and substance satisfactory to counsel for the Financial Advisor, pursuant to which each such person or entity shall agree to abide by the aforementioned restrictions, unless they have received prior written consent from the Financial Advisor, for a period of 180 days from the date of the Prospectus. The foregoing sentence shall not apply to (x) any shares of Common Stock issued by the Company upon the exercise of Warrants; (y) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus; or (z) any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock issued in connection with a merger, acquisition of another entity, acquisition of assets or any other similar transaction. Notwithstanding the foregoing, if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Financial Advisor waives, in writing, such extension.

(f) The Company will distribute the Prospectus or other offering materials (including any Permitted Free Writing Prospectus) in connection with the offering and sale of the Common Stock only in accordance with the Securities Act and the Securities Act Regulations, and the laws of any state in which the shares are qualified for sale.

(g) During the time when a prospectus is required to be delivered under the Securities Act, the Company shall at all times comply, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act, including the related rules and regulations promulgated thereunder by the Commission and the Nasdaq Capital Market, in effect from time to time.

(h) The Company will timely file an “Additional Listing Application” with the Nasdaq Capital Market in connection with the Securities. The Company will use its best efforts to obtain, effect and maintain the listing of the Securities on the Nasdaq Capital Market and will file with the Nasdaq Capital Market all documents and notices required by the Nasdaq Capital Market of companies that have securities that are listed on the Nasdaq Capital Market.

(i) For so long as the Common Stock is registered under the Exchange Act, the Company will furnish to its stockholders after the end of each fiscal year, in the time periods prescribed by applicable law and regulations, such reports and other information as are required to be furnished to its stockholders under the Exchange Act (including consolidated financial statements of the Company and its subsidiaries (including the Bank), certified by independent public accountants).

(j) The Company and the Bank will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the FDIC and the OTS, except that the Bank will be unable to comply with the individual minimum capital requirements set forth in a Cease and Desist Order that the Bank entered into with the OTS on May 25, 2011.

(k) The Company and the Bank shall comply with any and all terms, conditions, requirements and provisions imposed by the FDIC, the OCC, the FRB, the Commission, the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations. The Company will comply with all provisions of all undertakings contained in the Registration Statement.

(l) The Company will promptly advise the Financial Advisor upon receipt of any material correspondence by it or any subsidiary (including the Bank) or the commencement of any enforcement action against it or any subsidiary (including the Bank) (formal or otherwise) from or by the FDIC, the OCC, the FRB, or any other regulator.

(m) The Company shall provide the Financial Advisor with any other information necessary to allow the Financial Advisor to manage the allocation process in order to permit the Company to carry out the allocation of the Common Stock in the event of an over-subscription, and all such information shall be accurate and reliable in all material respects.

(n) The Company will not deliver the Common Stock until the Company has satisfied or caused to be satisfied each condition set forth in Section 9 hereof, unless such condition is waived in writing by the Financial Advisor.

Section 8. Payment of Expenses Whether or not the Stock Offering is completed or the sale of the Securities by the Company is consummated, the Company and Bank will pay for all their own expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of any applicable regulatory applications; (b) the preparation, printing, filing, delivery and mailing of the Registration Statement, including the Prospectus and any applicable Proxy Statement, and all documents related to the Stock Offering; (c) all filing fees and expenses in connection with the qualification or registration of the Securities for offer and sale by the Company or the Bank under the securities or “Blue Sky” laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees with FINRA related to the Financial Advisor’s fairness filing under FINRA Rule 5110; (e) fees and expenses related to auditing and accounting services; (f) all expenses relating to advertising, temporary personnel, investor meetings and stock information center; (g) subscription agent and transfer agent fees and costs of preparation and distribution of stock certificates; and (h) fees payable under the Escrow Agreement.

Whether or not the Stock Offering is completed or the sale of the Securities by the Company is consummated, the Company also agrees to reimburse the Financial Advisor for reasonable out-of-pocket expenses, including legal fees and expenses, incurred by the Financial Advisor in connection with the services hereunder; provided, however, that the amount of legal fees and other expenses to be reimbursed shall not exceed, in the aggregate, $100,000. Not less than two days prior to the Closing Times, the Financial Advisor will provide the Company with a detailed accounting of all reimbursable expenses to be paid at the Closing.

Section 9. Conditions to the Financial Advisor’s Obligations The Company and the Financial Advisor agree that obligations of the Financial Advisor hereunder are subject to the accuracy of the representations and warranties of the

Company contained herein as of the date hereof and the Closing Times, to the accuracy of the statements of officers and directors of the Company and its subsidiaries (including the Bank) made pursuant to the provisions hereof, to the performance by the Company and its subsidiaries (including the Bank) of their obligations hereunder, and to the following further conditions:

(a) The Registration Statement shall have become effective and at or before the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and prior to that time, no stop order proceeding shall have been initiated or, to the Company’s knowledge, threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Financial Advisor and the Company. The Company shall not have filed with the Commission the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus without consent of the Financial Advisor, which consent shall not have been unreasonably withheld or delayed. The Financial Advisor shall not have discovered and disclosed to the Company, on or prior to the date of this Agreement, that the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus contains an untrue statement of a fact that, in the reasonable opinion of the Financial Advisor, is material or omits to state a fact that, in the reasonable opinion of the Financial Advisor, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) At each Closing Time, the Financial Advisor shall have received:

(i) The favorable opinion, dated as of the applicable Closing Time, of Silver, Freedman & Taff, L.L.P., acceptable to Financial Advisor and in form and substance satisfactory to counsel for Financial Advisor, as set forth in Exhibit A hereto.

(ii) The letter of Silver, Freedman & Taff, L.L.P. in form and substance to the effect that during the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, Silver, Freedman & Taff, L.L.P. participated in conferences with certain officers of and other representatives of the Company and the Bank, counsel to Financial Advisor, representatives of the independent public accounting firm for the Company and representatives of Financial Advisor at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 9(b)(i) hereof) Silver, Freedman & Taff, L.L.P. has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and Prospectus, on the basis of the foregoing, nothing has come to the attention of Silver, Freedman & Taff, L.L.P. that caused Silver, Freedman & Taff, L.L.P. to believe that (A) the Registration Statement at the time it was declared effective by the Commission, (B) the General Disclosure Package as of the time and date as of which the subscription ratio and subscription price were determined and as of the date of such letter and (C) the Prospectus, as of its date and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel need express no comment or opinion with respect to the financial statements, schedules and other financial data included in the Registration Statement, the Prospectus or the General Disclosure Package).

(iii) The favorable opinion, dated as of the applicable Closing Time, of Squire, Sanders & Dempsey (US) LLP, with respect to such matters as the Financial Advisor may reasonably require, in form and substance satisfactory to the Financial Advisor.

(c) Concurrently with the execution of this Agreement and on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, Crowe Horwath LLP shall have furnished to the Financial Advisor a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Financial Advisor, containing statements and information of the type ordinarily included in accountants “comfort letters” with respect to the financial statements of the Company and certain financial information contained in the Prospectus.

(d) At the applicable Closing Time, Crowe Horwath LLP shall have delivered a letter, dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (c) of this

Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(e) At the applicable Closing Time, counsel to the Financial Advisor shall have been furnished with such documents and opinions as counsel for the Financial Advisor may reasonably require for the purpose of enabling them to advise the Financial Advisor with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

(f) At the applicable Closing Time, the Financial Advisor shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of the Company and the Bank, dated as of such Closing Time, without personal liability to the effect that: (i) they have examined the Prospectus and at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition, results of operation, capital, properties or business affairs of the Company and the Bank, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Times; (iv) the Company has complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Times including the conditions contained in this Section 9; and (v) no stop order has been issued or, to their knowledge, is threatened, by the Commission or any other governmental body.

(g) The Company shall not have sustained, since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or affecting the general affairs of, management, financial position, retained earnings, long-term debt, shareholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in the Financial Advisor’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Stock Offering on the terms and in the manner contemplated in the Prospectus.

(h) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Financial Advisor and counsel for the Financial Advisor. Any certificate signed by an officer of the Company or the Bank and delivered to the Financial Advisor or to counsel for the Financial Advisor shall be deemed a representation and warranty by the Company or the Bank, as the case may be, to the Financial Advisor as to the statements made therein. If any condition to the Financial Advisor’s obligations hereunder to be fulfilled prior to or at the applicable Closing Time is not fulfilled, the Financial Advisor may terminate this Agreement (provided that if this Agreement is so terminated but the sale of Securities is nevertheless consummated, the Financial Advisor shall be entitled to the compensation provided for in Section 4 hereof) or, if the Financial Advisor so elects, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

Section 10. Indemnification

(a) The Company agrees to indemnify and hold harmless the Financial Advisor, its officers, directors, agents, attorneys, servants and employees and each person, if any, who controls the Financial Advisor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several, that the Financial Advisor or any of such officers, directors, agents, attorneys, servants, employees and controlling Persons (collectively, the “Related Persons”) may suffer or to which the Financial Advisor or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Financial Advisor and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Financial Advisor or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of the allocation of the Shares in accordance with (x) the Prospectus generally and (y) the records or other information provided to the Financial Advisor by the Company; (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus or any blue sky application, or other instrument or document of the Company or based upon written information supplied by the Company filed in any state or jurisdiction to register or qualify any or all of the Securities under the securities laws thereof (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, or communication (“Sales Information”) prepared, made or executed by or on behalf of the Company with its consent or based upon written information furnished by or on behalf of the Company, whether or not filed in any jurisdiction, in order to qualify or register the Securities under the securities laws thereof, (iii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) arise from any theory of liability whatsoever relating to or arising from or based upon this Agreement, the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, the Prospectus, any Issuer-Represented Free Writing Prospectus, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Stock Offering; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Stock Offering made in reliance upon and in conformity with the Financial Advisor Information.

(b) The Financial Advisor agrees to indemnify and hold harmless the Company, its directors and officers, agents, attorneys, servants and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in, or material omission or alleged material omission of material fact from, the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, Prospectus or any Blue Sky Applications or Sales Information; provided, however, that the Financial Advisor’s obligations under this Section 10(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material omission or alleged material omission relates to, the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Blue Sky Applications or Sales Information in reliance upon and in conformity with the Financial Advisor Information.

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 10, Section 11 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The Company shall be liable for any settlement of any claim against the Financial Advisor (or its directors, officers, employees, affiliates or controlling persons), made with the consent of the Company, which consent shall not be unreasonably withheld. The Company shall not, without the written consent of the Financial Advisor, settle or compromise any claim against the Company based upon circumstances giving rise to an indemnification claim against the Company hereunder unless such settlement or compromise provides that the Financial Advisor and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

(d) The agreements contained in this Section 10 and in Section 11 hereof and the representations and warranties of the Company and the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Financial Advisor or its officers, directors, controlling persons, Financial Advisors, attorneys, servants or employees or by or on behalf of the Company or any officers, directors, controlling persons, Financial Advisors, attorneys, servants or employees of the Company; (ii) delivery of and payment hereunder for the Securities; or (iii) any termination of this Agreement.

Section 11. Contribution In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 10 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Company or the Financial Advisor, the Company on the one hand and the Financial Advisor on the other shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification in such proportion so that (i) the Financial Advisor is responsible for that portion represented by the percentage that the fees paid to the Financial Advisor pursuant to Section 4 of this Agreement (not including expenses) (the “Financial Advisor’s Fees”) less any portion of Financial Advisor’s fees paid by Financial Advisor to assisting brokers, bear to the total proceeds received by the Company from the sale of the Securities in the Stock Offering, net of all expenses of the Stock Offering, except the Financial Advisor’s Fees and (ii) the Company shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party or parties failed to give the notice required under Section 10 above, then each indemnifying party or parties shall contribute to such amount paid or payable to such indemnified party or parties in such proportion as is appropriate to reflect not only such relative fault of the Company on the one hand and the Financial Advisor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Company on the one hand and the Financial Advisor on the other from the Stock Offering, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Financial Advisor on the other hand shall be deemed to be in the same proportion as the total proceeds from the Stock Offering, net of all expenses of the Stock Offering except Financial Advisor’s Fees, received by the Company bear, with respect to the Financial Advisor, to the total fees (not including expenses) received by the Financial Advisor less any portion of Financial Advisor’s fees paid by Financial Advisor to assisting brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Financial Advisor on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Financial Advisor agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Financial Advisor shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Financial Advisor under this Agreement. It is understood and agreed that the above-stated limitation on the Financial Advisor’s liability is essential to the Financial Advisor and that the Financial Advisor would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. For purposes of this Section 11, each of the Financial Advisor’s and the Company’s officers and directors and each person, if any, who controls the Financial Advisor or the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Financial Advisor. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 11, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 11.

Section 12. Survival All representations, warranties and indemnities and other statements contained in this Agreement or contained in certificates of officers of the Company or the Financial Advisor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Financial Advisor or its controlling persons, or by or on behalf of the Company and shall survive the issuance of the Securities, and any legal representative, successor or assign of the Financial Advisor, the Company and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

Section 13. Termination The Financial Advisor may terminate this Agreement by giving the notice indicated below in this Section 13 at any time after this Agreement becomes effective as follows:

(a) In the event (i) the Company has failed, refused or been unable to perform any agreement on its part to be performed under this Agreement, (ii) there has been, since the dates as of which information is given in the preliminary prospectus, the General Disclosure Package or the Prospectus, any material adverse change in the net asset value of the Company or the tax, exchange, control or other laws or regulations applicable to the Company or the Company has made any material change in its management or method of operations as described in the General Disclosure Package and the Prospectus, the effect of which renders it impracticable to proceed with the solicitation of the exercise of Rights; (iii) the Financial Advisor terminates this relationship because there has been a material adverse change in the financial condition or operations of the Company and the Bank considered as one enterprise since the date of the latest audited financial statements included in the Prospectus; (iv) any other condition of the Financial Advisor’s obligations under this Agreement is not fulfilled; (v) trading in securities generally on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Capital Market has been suspended, or there shall have been established by the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Capital Market or by the Commission or by any federal or New York State agency or by the decision of any court of competent jurisdiction, any general limitation on prices for such trading or any general restrictions on the distribution of securities, all to such a degree as would, in the reasonable judgment of the Financial Advisor, render it impracticable to proceed with the solicitation of the exercise of Rights; (vi) a general banking moratorium has been declared by federal, Ohio or New York authorities or by any other state authorities that, in the Financial Advisor’s reasonable judgment, makes it impracticable to proceed with the solicitation of the exercise of Rights, (vii) there has been a material adverse change in general economic, political or financial conditions in the United States, or in the effect of international conditions on the financial markets in the United States such that, in the reasonable judgment of the Financial Advisor, it is impracticable to proceed with the solicitation of the exercise of Rights or (viii) the United States becomes engaged in hostilities, a material escalation occurs in any hostilities in which the United States is engaged, or war or a national emergency is declared by the United States on or after the date of this Agreement the effect of which, in the reasonable judgment of the Financial Advisor, would render it impracticable to proceed with the solicitation of the exercise of the Rights.

(b) If any of the conditions specified in Section 9 hereof shall not have been fulfilled when and as required by this Agreement, or by any Closing Time, or waived in writing by the Financial Advisor, this Agreement and all of the Financial Advisor’s obligations hereunder may be canceled by the Financial Advisor by notifying the Company of such cancellation in writing at any time at or prior to the Closing Times, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 4, 8, 10 and 11 hereof.

(c) If Financial Advisor elects to terminate this Agreement as provided in this Section, the Company shall be notified by the Financial Advisor as provided in Section 14 hereof.

(d) If this Agreement is terminated in accordance with the provisions of this Agreement or the sale of the Securities is not consummated, notwithstanding anything to the contrary in this Agreement or the Letter Agreement, the Financial Advisor will receive the Structuring Advisory Fees, the Opinion Fee (if applicable), and a reimbursement of out-of-pocket accountable expenses actually incurred; provided, however, that the amount of expenses to be reimbursed shall not exceed, in the aggregate, $100,000.

Section 14. Notices All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Financial Advisor shall be directed to ParaCap Group LLC, Suite 250, 6150 Parkland Blvd., Cleveland, Ohio 44124, Attention: Charles Crowley (with a copy to Squire, Sanders & Dempsey (US) LLP, 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114, Attention: Daniel G. Berick); notice to the Company shall be directed to Central Federal Corporation, 2923 Smith Road, Fairlawn, Ohio 44333, Attention: Jerry F. Whitmer (with a copy to Silver, Freedman & Taff, L.L.P., 3299 K Street, N.W., Suite 100, Washington, DC 20007, Attention: James S. Fleischer, PC).

Section 15. No Fiduciary Relationship The Company acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, the Company on the one hand and the Financial Advisor on the other have an arms-length business relationship that creates no fiduciary duty on the part of the Financial Advisor and each of the Company and the Financial Advisor expressly disclaims any fiduciary relationship. In addition, the Financial Advisor and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company. The Financial Advisor has not provided any legal, accounting, regulatory or tax advice with respect to the Stock Offering and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 16. Parties This Agreement shall inure to the benefit of and be binding upon the Financial Advisor and the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior agreement among the parties, including the Letter Agreement, and may not be varied except by a writing signed by all parties.

Section 17. Partial Invalidity In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 18. Construction This Agreement shall be construed in accordance with the laws of the State of Ohio without giving effect to its conflicts of laws principles. Any dispute hereunder shall be brought in a court in the State of Ohio. The Company and the Financial Advisor waive all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Financial Advisor on the one hand, and the Company on the other in accordance with its terms.

Very truly yours,

CENTRAL FEDERAL CORPORATION

By:
Name:
Title:

The foregoing Financial Advisory Services Agreement is

hereby confirmed and accepted as of the date first set forth above.

PARACAP GROUP LLC

By:
Name:
Title: